UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2013

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Philip Meier was appointed to the Board of Directors (the “Board”) of Cheniere Energy Partners GP, LLC, the general partner (the “General Partner”) of Cheniere Energy Partners, L.P. (the “Partnership”), effective as of July 17, 2013. Mr. Meier's appointment to the Board was made pursuant to the rights of Blackstone CQP Holdco LP (“Blackstone”) under the Third Amended and Restated Limited Liability Company Agreement of the General Partner to appoint certain directors to the Board. As of July 19, 2013, Mr. Meier had not been appointed to any committees of the Board, but he is expected to be appointed to the Executive Committee of the Board.

Blackstone, Mr. Meier and Meier Consulting LLC have entered into a letter agreement, dated June 14, 2013 (the “Meier Consulting Letter Agreement”), pursuant to which Mr. Meier agreed to provide consulting services to Blackstone relating to the development, construction and operation by the Partnership of natural gas liquefaction facilities (the “Liquefaction Project”) at the Partnership's Sabine Pass liquefied natural gas terminal adjacent to its existing regasification facilities. As compensation for the consulting services, Blackstone agreed to pay Mr. Meier an annual base consulting fee of $375,000 per year and an annual performance consulting fee of up to $200,000 per year in Blackstone's discretion. The annual performance consulting fee with respect to 2013 will be $125,000, provided Mr. Meier continues to provide consulting services to Blackstone through December 31, 2013.

In addition, Blackstone agreed to pay Mr. Meier the following fees upon the substantial completion of each of the first four natural gas liquefaction trains (each in sequence, “Train 1”, “Train 2”, “Train 3” and “Train 4”) of the Liquefaction Project, provided Mr. Meier continues to provide consulting services through such time:

•	Upon the substantial completion of Train 1, an amount equal to the product of (1) 83,333, (2) 15% and (3) the fair market value of a common unit of the Partnership as of that date;

•	Upon the substantial completion of Train 2, an amount equal to the product of (1) 83,333, (2) 15% and (3) the fair market value of a common unit of the Partnership as of that date;

•	Upon the substantial completion of Train 3, an amount equal to the product of (1) 83,333, (2) 30% and (3) the fair market value of a common unit of the Partnership as of that date; and

•
Upon the substantial completion of Train 4, an amount equal to (1) the product of 83,333 and the fair market value of a common unit of the Partnership as of that date, less (2) the sum of all payments made with respect to the substantial completion of each of Train 1, Train 2 and Train 3.

The consulting arrangement between Blackstone and Mr. Meier may be terminated by Blackstone for cause or by either party upon 30 days' advance written notice.
Blackstone and the Partnership have entered into a letter agreement (the “Blackstone Consultant Letter Agreement”), dated June 23, 2013, pursuant to which the Partnership agreed to reimburse Blackstone for (a) 25% of the fees of Mr. Meier described in the Meier Consulting Letter Agreement and (b) 25% of the expenses of Mr. Meier incurred in connection with his consulting services relating to the Liquefaction Project which are either to be paid or reimbursed by Blackstone pursuant to the Meier Consulting Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: July 19, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Senior Vice President and
Chief Financial Officer